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                                                                      EXHIBIT 23

                              CAMBREX CORPORATION

                              ACCOUNTANTS' CONSENT

Cambrex Corporation:

     We consent to the incorporation by reference in the registration statement of Cambrex Corporation on Form S-8 (File Nos. 33-21374, 33-37791, 33-81780 and 33-81782) of our report dated January 19, 1996, on our audits of the consolidated financial statements and financial statement schedules of Cambrex Corporation as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, which report is included in this Annual Report on Form 10-K.

                                          COOPERS & LYBRAND L.L.P.

Parsippany, New Jersey
March 22, 1996